Exhibit 99.1

News Release

436 Seventh Avenue
Pittsburgh, PA 15219-1800
412-227-2001
www.koppers.com

FOR IMMEDIATE RELEASE

For Information:	Brian H. McCurrie, Vice President, Chief Financial Officer
412.227.2153
mccurriebh@koppers.com

Koppers Inc. Reports 2004 Year End Results

PITTSBURGH, March 24, 2005 – Sales of Koppers Inc. for the year ended December 31, 2004 were $952.5 million as compared to $842.9 million for the prior year. The increase in sales of $109.6 million or 13% is a result of increased sales in the US carbon materials and chemicals and railroad businesses of $71.7 million as well as higher sales in Australasia of $39.0 million, including $25.5 million from the consolidation of Chinese operations, and from favorable exchange conversion rates. Earnings before interest and taxes (EBIT) for the year were $65.1 million as compared to $19.1 million in 2003 with 2004 profits being positively impacted by increased volumes and margins in the US as well as Australasia. The 2003 EBIT results were adversely affected by special charges totaling $17.6 million, including, among others, $12.1 million of charges for restructuring and related costs associated with the US carbon materials and chemicals business.

Net income for the year ended December 31, 2004 was $11.3 million as compared to net losses, before cumulative effect of accounting change, of $19.0 million in 2003. Net income in 2004 was positively impacted by higher sales and margins, plus $2.7 million from Chinese operations, while net income in 2003 was adversely affected by special charges of $17.6 million (see reconciliation on attached schedule).

Borrowings of $385.8 million, net of cash and cash equivalents of $14.8 million, at December 31, 2004 were $371 million compared to $331.1 million at December 31, 2003. Cash flows from operations for the year were $18.9 million compared to operating cash flows of $12.4 million in 2003. At December 31, 2004 the Company had $14.8 million of cash and cash equivalents and $31.4 million of unused revolving credit availability for working capital purposes and was, and expects to continue to be, in compliance with all applicable debt covenants.

Commenting on the year, President and CEO Walter W. Turner said, “I am very pleased with the results for 2004. The Company’s EBIT increased to $65.1 million compared to $36.7 million before $17.6 million of special charges in 2003. We saw a significant turnaround in our US carbon materials and chemicals business where 2004 profits increased $17.6 million from 2003 and continued strength in our US railroad and Australian operations. We certainly benefited from improved economic conditions, particularly in our chemicals business; however, we also saw significant benefits realized in the improved profitability of the Company from the restructuring initiatives taken in 2003. The economic growth in China and the performance of our joint venture also exceeded expectations in 2004 with the achievement of a $4.7 million EBIT contribution from this very strategic market. We continue to be driven by our strategy of providing our customers with the highest quality products and services while continuing to focus on safety, health and environmental issues.”

About Koppers

Koppers, with corporate headquarters and a research center in Pittsburgh, Pennsylvania, is a global integrated producer of carbon compounds and treated wood products. Including its joint ventures, Koppers operates 38 facilities in the United States, United Kingdom, Denmark, Australia, China, the Pacific Rim and South Africa. The Company is a wholly owned subsidiary of KI Holdings Inc. The stock of KI Holdings Inc. is shared by a large number of employee investors and by majority equity owner Saratoga Partners of New York, N.Y.

Koppers management will conduct a conference call on Tuesday, March 29, 2005, beginning at 2:30 p.m. (ET) to discuss the Company’s performance. Investors and bond holders may access the live audio broadcast by dialing 877 809 9521 (Domestic) or 706 643 9697 (International), Conference ID 4980976. Investors are requested to access the call at least 5 minutes before the scheduled start time in order to complete a brief registration. An audio replay will be available two hours after the call’s completion. To access the recording dial 800 642 1687 (Domestic) or 706 645 9291 (International), Conference ID 4980976. The recording will be available for reply through April 29, 2005.

This news release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; the loss of one or more key customer or supplier relationships; customer insolvencies; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials; and other economic, business, competitive, regulatory and/or operational factors affecting the business of Koppers generally.

Attachments

###

Koppers Inc.

Consolidated Statement of Operations

(In millions)

	Years Ended December 31,
	2004	2003	2002
Net sales	$952.5	$842.9	$776.5
Operating expenses:
Cost of sales	798.4	726.0	659.5
Depreciation and amortization	32.9	33.7	28.7
Selling, general and administrative	56.4	55.6	44.0
Restructuring and Impairment charges	—	8.5	—

Total operating expenses	887.7	823.8	732.2
Operating profit	64.8	19.1	44.3
Equity in earnings of affiliates	0.3	(0.1)	—
Other income	—	0.1	9.8

Income before interest expense, income tax provision and minority interest	65.1	19.1	54.1
Interest expense	36.4	37.7	22.9

Income (loss) before income tax provision and minority interest	28.7	(18.6)	31.2
Income tax provision (benefit)	14.0	(1.3)	13.8
Minority interest	3.4	1.7	0.9

Income (loss) before cumulative effect of accounting change	$11.3	$(19.0)	$16.5

Cumulative effect of accounting change:
Asset retirement obligations, net of tax of $11.7	—	(18.1)	—

Net income (loss)	$11.3	$(37.1)	$16.5

Koppers Inc.

Consolidated Balance Sheet

(In millions)

	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$14.8	$9.6
Accounts receivable less allowance for doubtful accounts of $0.9 in 2004 and $1.4 in 2003	113.0	99.6
Inventories:
Raw materials	79.9	58.1
Work in process	4.4	4.3
Finished goods	68.6	68.3
LIFO reserve	(18.4)	(13.2)

Total inventories	134.5	117.5
Deferred tax benefit	10.3	8.9
Other	7.6	8.1

Total current assets	280.2	243.7
Equity in non-consolidated investments	2.9	10.3
Fixed assets:
Land	7.2	7.2
Buildings	22.6	18.2
Machinery and equipment	482.0	450.1

	511.8	475.5
Less: accumulated depreciation	(355.1)	(324.5)

Net fixed assets	156.7	151.0
Goodwill	38.4	36.5
Deferred tax benefit	49.3	54.9
Other assets	24.2	17.6

Total assets	$551.7	$514.0

Koppers Inc.

Consolidated Balance Sheet

(In millions except per share figures)

	December 31,
	2004	2003
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$77.0	$63.8
Accrued liabilities	64.7	60.6
Revolving credit	20.6	—
Dividends payable	—	25.0
Current portion of term loans	2.5	8.0

Total current liabilities	164.8	157.4
Long-term debt:
Revolving credit	38.9	8.9
Term loans	3.8	3.8
Senior Secured Notes due 2013	320.0	320.0

Total long-term debt	362.7	332.7
Product warranty and insurance reserves	16.9	16.4
Accrued pension liabilities	31.7	29.4
Other long-term liabilities	37.6	47.9

Total liabilities	613.7	583.8
Commitments and contingencies
Minority interest	10.6	6.1
Common stock subject to redemption	—	13.2
Senior convertible preferred stock, $.01 par value; 10.0 shares authorized; 0.0 shares issued in 2004 and 2.3 shares issued in 2003	—	—
Common stock, $.01 par value:
37.0 shares authorized, 0.0 shares issued in 2004 and 3.0 shares issued in 2003	—	—
Capital in excess of par value	8.7	15.8
Receivable from Director for purchase of common stock	(0.6)	(0.6)
Retained (deficit)	(76.7)	(53.7)
Accumulated other comprehensive income (loss):
Foreign currency translation adjustment	13.6	8.0
Minimum pension liability, net of tax	(17.6)	(14.5)

Total accumulated other comprehensive loss	(4.0)	(6.5)
Treasury stock, at cost, 0.0 shares in 2004 and 2.1 shares in 2003	—	(44.1)

Total liabilities and stockholders’ equity	$551.7	$514.0

Koppers Inc.

Reconciliation of Consolidated Statement of Operations

Year Ended December 31, 2003

(In millions)

	Reported	Reconciling Items*	As Adjusted
Sales	$842.9		$842.9
Operating Expenses
Cost of Sales	$726.0	$6.3	$719.7
Depreciation and Amortization	33.7	0.4	33.3
Selling, General & Administrative	55.6	2.4	53.2
Restructuring and Impairment Charges	8.5	8.5	0.0

Total Operating Expenses	$823.8	$17.6	$806.2

Operating Profit	$19.1		$36.7
Equity in Earnings of Affiliates	(0.1)		(0.1)
Other Income	$0.1		$0.1

Income Before Interest Expense, Income Tax Provision and Minority Interest	$19.1		$36.7
Interest Expense	$37.7	$14.2	$23.5

Income (Loss) Before Income Tax Provision and Minority Interest	$(18.6)	$31.8	$13.2
* Reconciling items include the following:
Logansport plant closure		$2.9
Woodward distillation closure		5.4
Impairments		5.0
Freight contract settlement		1.4
Severance and other		1.3
Receivable write-off for bankruptcy		1.6
Bond call premium		5.8
Write-off of deferred finance fees		6.4
Additional interest during financing overlap		2.0

		$31.8